UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 19, 2007

ARADYME CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-50038		87-0664564
(State or other jurisdiction of	(Commission File Number)		(IRS Employer
incorporation or organization)			Identification No.)

1255 North Research Way, Suite Q3500
Orem, Utah		`	84097
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:			801-705-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Aradyme Corporation has suspended its operations in the face of continuing severe shortages of working capital. The Orem, Utah provider of specialized data management solutions and services based on its unique database management system had experienced declining sales following the conclusion of its 2004-06 work under the Help America Vote Act. As a result of these declining sales, Aradyme had implemented successive rounds of cost-cutting measures as it attempted to reposition its products and address new markets, but sales did not rebound as hoped. Efforts to infuse substantial amounts of equity from external sources have not been successful.

In 2003, Aradyme had agreed with Merwin D. Rasmussen, a principal source of funding for Aradyme, that he could acquire a non-exclusive license to a copy of the current version of the software in cancellation of a warrant held by him to purchase 1,000,000 shares of common stock of Aradyme. In connection with Aradyme’s suspension of operations, Rasmussen resigned as an officer and director and exercised his right to acquire a copy of Aradyme’s intellectual properties. Rasmussen and his affiliates remain Aradyme’s largest unsecured creditor.

Rasmussen has assigned his license of the Aradyme intellectual properties to his new company, White Box Technologies, Inc., which has also agreed to assume Aradyme’s future obligations to its existing customers by servicing its current and pending contracts. As consideration, White Box will pay Aradyme a guaranteed monthly amount or an amount equal to 10% of the gross revenues received, which ever is greater, until Aradyme receives $1,800,000, subject to reduction in an amount equal to 80% of negotiated reductions in the liabilities of Aradyme, or March 30, 2017, whichever occurs first. Aradyme has released its employees, all of whom are owed past due wages by Aradyme, from non-compete/confidentiality covenants with Aradyme so such employees may work for White Box to fulfill Aradyme’s contractual obligations to its customers. Aradyme may also lease certain of its equipment to White Box. A transition period is expected during which and all former Aradyme contact information will remain in effect. Aradyme has agreed not to compete with Box respecting any of Aradyme’s existing customers for a period of one year.

Aradyme retains the original copy of its proprietary database management software on which it may base new products and services when its finances permit. As of December 31, 2006, Aradyme had a working capital deficit of $1,648,028, with past due current liabilities of $1,754,856, including $709,305 in other accrued expenses which includes amounts due the IRS for delinquent payroll withholding taxes and penalties, $370,894 for past due employee salaries, $263,897 due on short term borrowings, $269,494 due on various trade accounts payable, and $436,568 due Rasmussen and his affiliates. These totals are cited from Aradyme’s latest quarterly filing and are only cited as rough estimates of actual amounts owed today. White Box is not assuming any of these liabilities or obligations. Aradyme will either apply proceeds from payments anticipated from White Box toward paying these obligations or will attempt to seek compromises or other resolutions with its creditors.

ITEM 2.02—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 101

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 18, 2007, Merwin Rasmussen, resigned as director and secretary, and James R. Spencer resigned as chairman, chief executive officer, chief financial officer and president.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following are exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.35	Memorandum of Understanding by and between Merwin Rasmussen, Enviro Fresh, Inc., and White Box Technologies, Inc., dated March 18, 2007.	This filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADYME CORPORATION
Registrant

Dated: March 19, 2007	By: /s/ Jeffrey S. Bennion
Jeffrey S. Bennion, Director

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